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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 27, 2015

HF FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD	57104
(Address of principal executive offices)	(Zip Code)

(605) 333-7556
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02           RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 27, 2015, HF Financial Corp. (the “Company”) issued a press release regarding results for the quarter ended June 30, 2015.

The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit 99.1, which is incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference in to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 8.01           OTHER EVENTS.

 Completion of Branch Sale
As previously announced in a press release dated April 15, 2015, HF Financial Corp.’s wholly owned subsidiary, Home Federal Bank (the “Bank”), had entered into a Purchase and Assumption Agreement (the “Agreement”) with First Dakota National Bank providing for the sale of one of the Bank’s branches, located at 322 S. Coteau St., Pierre, SD 57501. The transaction was completed on July 24, 2015 as reported in the press release dated July 27, 2015.

Quarterly Cash Dividend
 The Company announced on July 27, 2015, that it would pay a quarterly cash dividend of 11.25 cents per common share for the fourth quarter of the 2015 fiscal year. The dividend will pay August 14, 2015 to stockholders of record August 7, 2015.
A copy of the Company’s June 30, 2015 press release regarding these matters is attached as Exhibit 99.1.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits:

99.1                        Press Release dated July 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp
(Registrant)

Date:	July 27, 2015	By:	/s/ Stephen M. Bianchi
Stephen M. Bianchi, President
and Chief Executive Officer
(Duly Authorized Officer)

Date:	July 27, 2015	By:	/s/ Brent R. Olthoff
Brent R. Olthoff, Senior Vice President,
Chief Financial Officer, and Treasurer
(Principal Financial Officer)